For Immediate Release

IR Contact	Media Contact
David Waldman	Chenoa Taitt
Lippert/Heilshorn & Associates	Lippert/Heilshorn & Associates
dwaldman@lhai.com	ctaitt@lhai.com
(212) 838-3777	(212) 838-3777

WindsorTech, d/b/a QSGI, Reports Double Digit Sequential Revenue Growth in all of its Segments for the Second Quarter

36% Sequential Increase in Data Security & Compliance Division

16% Sequential Increase in Data Center Hardware
and Data Center Maintenance Divisions

HIGHTSTOWN, NJ—August 3, 2005—WindsorTech, Inc. (OTCBB: WSRT) d/b/a QSGI, today reported financial results for the second quarter and six months ended June 30, 2005.

Financial highlights for the second quarter:
•	Total revenues were $8.9 million
- An increase of 84.1% from Q2 2004
- An increase of 22.3% sequentially from Q1 2005
•	Data Security & Compliance revenues were $3.1 million
- An increase of 36.1% sequentially from Q1 2005
•	Data Center Hardware & Data Center Maintenance revenues combined were $5.8 million
- An increase 16.0% sequentially from Q1 2005
•	Net loss for the second quarter declined dramatically to $95,000 compared to a loss of 606,000 in the Q1 2005
•	Net Income was $0.00 per share for the quarter compared to Net Income of $0.00 per share in Q2 2004 despite significant investments in infrastructure to support the Company’s future growth initiatives
•	Data Center Hardware and Data Center Maintenance divisions achieved profitability on a segment basis

New client and channel partners signed during the quarter:
•	6 new Data Security & Compliance customers including:
- The North American division of a European financial services company
- The North American subsidiary of a European media company
- A leading private financial services firm
- A premier targeted-media, trade and niche consumer magazine publishing company
- One of the top nationwide law firms
- A nationwide provider of optical networking equipment

•	3 new Data Security & Compliance channel partners including:
- One of the largest OEM re-sellers
- Brentwood Credit Corporation
- The Varilease Companies

•	11 new Data Center Hardware & Data Center Maintenance clients, including:

-	A leading transaction processor for financial service companies;
-	One of the largest nationwide brokerage firms; and
-	A leading provider of truckload and intermodal services

Marc Sherman, chairman and chief executive officer of WindsorTech, commented, “During the second quarter, revenues increased more than 22% sequentially, reflecting solid double digit revenue growth within each of our three segments, including a 36% sequential increase within our Data Security & Compliance division. We achieved these results while carefully managing our expenses, which contributed to the improvement in our bottom line, also allowing our Data Center Hardware and Data Center Maintenance divisions to be profitable on a segment basis.”

“During the quarter, we began providing Data Security and Compliance services for several sizeable new clients, which have begun to ramp up and will contribute to continued revenue growth and improving profitability during the second half of 2005,” continued Mr. Sherman. “We signed a number of new channel partner agreements, including one of the largest global OEM resellers. This new partner has recently commenced marketing the service through its global sales force of more than 2,000 account managers, which has already begun generating sales for us.”

Mr. Sherman concluded, “We are confident that our Data Center Hardware and Maintenance Divisions can continue generating steady revenue growth as well as double digit pre-tax earnings margins. Within the Data Security and Compliance division, our sales pipeline continues to grow, and the new clients recently added have begun ramping up—which gives us strong momentum heading into the third quarter. We remain confident the Data Security and Compliance division can sustain strong double digit sequential quarterly revenue growth for the balance of fiscal 2005. As we add new clients and revenues, we will continue cost-effectively scaling the business by leveraging our existing infrastructure, allowing steady improvement in our operating margins and profitability during the third quarter. With no long-term debt and our new credit facility in place, we have sufficient flexibility to execute our business plan and are extremely confident in the long-term outlook for the business.”

Total revenue for the second quarter of 2005 increased to more than $8.9 million, compared to $4.9 million for the same period in 2004, aided by the company’s 2004 acquisition of QualTech International and QualTech Services Group. Total revenue for the six months ended June 30, 2005, increased to $16.3 million, compared to $7.5 million for the same period in 2004.

Net loss for the second quarter of 2005 was $95,000 or $0.00 per share, versus net income of $59,000 or $0.00 per share, for the same period in 2004, as the company put infrastructure in place allowing it to meet the growing data security and compliance needs of its clients. Net loss for the first half of 2005 was $701,000 or $0.03 per share, versus net income of $143,000 or $0.01 per share, for the same period in 2004.

Conference Call

The company will host a conference call this afternoon, August 3, at 4:30 p.m. Eastern time, to discuss its results for the 2005 fiscal second quarter. To participate in the call, please dial (706) 679-7685. A live Webcast of the call will also be available on the company's Web site, www.QSGI.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software. The Webcast will be archived on the site, and a telephone replay of the call will be available for seven days beginning at 7:30 p.m. Eastern time, August 3rd, at 706-645-9291, using conference ID #8333444.

About WindsorTech

WindsorTech Inc., d/b/a QSGI, manages the information technology (IT) products of Fortune 1000 and government clients, and provides global solutions for meeting its clients’ data security and regulatory compliance needs. QSGI offsets its clients’ expenses through its value-added remarketing program. Prior to resale, the company utilizes its proprietary Department of Defense (DOD) level certified data sweep to eliminate otherwise recoverable data. QSGI reduces its clients' potential liability, by ensuring regulatory and environmental compliance for IT products. QSGI also maintains and provides services on enterprise-class hardware, including mainframes, midrange servers, tape storage products and disk storage products. Given the sensitive nature of the company’s client relationships, it does not provide the names of its clients.

Statements about WindsorTech’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. WindsorTech intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and WindsorTech’s actual results could differ materially from expected results. WindsorTech undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

(tables follow)

WINDSORTECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2005	2004
Assets
Current Assets
Cash and cash equivalents	$719,666	$844,939
Accounts receivable, net of reserve of $11,330 in 2005 and $50,000 in 2004	5,858,931	3,612,530
Accounts receivable - related party	276,714	119,046
Inventories	3,370,825	2721,505
Prepaid expenses, income taxes and other assets	207,128	164,741
Deferred income taxes	67,511	67,511
Total Current Assets	10,500,775	7,531,272
Property and Equipment, Net	656,188	552,560
Goodwill	2,066,963	1,980,443
Intangibles, Net	3,030,568	3,188,896
Deferred Income Taxes	688,234	127,799
Other Assets	112,468	89,843

	$17,055,196	$13,470,813

Liabilities And Stockholders’ Equity
Current Liabilities
Current maturities of notes payable	$-	$603,376
Revolving lines of credit	2,071,500	1,155,500
Accounts payable	2,902,894	1,590,928
Accrued expenses	275,077	265,391
Deferred revenue	650,368	346,031
Accrued payroll and other liabilities	201,823	210,205
Total Current Liabilities	6,101,662	4,171,431

Notes Payable	-	255,000
Total Liabilities	6,101,662	4,426,431

Stockholders’ Equity
Preferred shares: Authorized 5,000,000 shares in 2005
and 2004, $0.01 par value, none issued	-	-
Common shares: authorized 55,000,000 shares in 2005 and 2004,
$0.01 par value; 28,578,340 shares issued and outstanding in 2005
and 25,550,007 shares issued and outstanding in 2004	285,783	255,500
Additional paid-in capital	12,001,548	9,421,356
Retained earnings (deficit)	(1,333,796)	(632,474)
Total Stockholders’ Equity	10,953,535	9,044,382

	$17,055,196	$13,470,813

WINDSORTECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three and Six Months Ended June 30, 2005 and 2004
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Revenue	$8,947,425	$4,860,474	$16,264,115	$7,542,331

Cost Of Sales	6,848,992	3,358,814	12,757,657	5,270,285

Gross Profit	2,098,432	1,501,660	3,506,457	2,272,046

Selling, General And Administrative Expenses	2,216,354	1,519,920	4,384,072	2,157,139

Depreciation And Amortization	156,073	85,103	300,943	110,212

Interest Expense, net	3,744	17,873	27,300	34,240

Income (Loss) Before Provision (Benefit) For Income Taxes	(277,739)	(121,236)	(1,205,857)	(29,545)

Provision (Benefit) For Income Taxes	(182,695)	(180,649)	(504,535)	(172,396)

Net Income (Loss)	$(95,044)	$59,413	$(701,322)	$142,851

Net Income (Loss) Per Common Share - Basic	$0.00	$0.00	$(0.03)	$0.01
Net Income (Loss) Per Common Share - Diluted	$0.00	$0.00	$(0.03)	$0.01

Weighted Average Number Of Common Shares Outstanding -Basic	28,578,340	19,422,326	27,672,696	17,945,540
Weighted Average Number Of Common Shares Outstanding -Diluted	28,578,340	21,750,373	27,672,696	20,600,835

WINDSORTECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Six Months Ended June 30, 2005 and 2004
(Unaudited)

	2005	2004

Cash Flows From Operating Activities
Net Income (Loss)	$(701,322)	$142,851
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	300,943	110,212
Stock option compensation expense	12,666	2,000
Deferred tax benefit	(560,435)	(180,647)
Changes in assets and liabilities:
(Increase) in accounts receivable	(2,404,069)	(27,492)
(Increase) in inventories	(649,320)	(1,230,713)
(Increase) in prepaid expenses and other assets	(17,079)	(25,948)
Increase in accounts payable and accrued expenses	1,612,107	1,212,898
Net Cash Provided by (Used In) Operating Activities	(2,406,508)	3,161

Cash Used In Investing Activities
Payments for Qualtech acquisition, net of cash acquired	(86,520)	(3,004,719)
Payments for property and equipment	(241,263)	(52,927)
Net Cash Used In Investing Activities	(327,783)	(3,057,646)

Cash Flows From Financing Activities
Net proceeds from the exercise of options and warrants	2,597,809	-
Net proceeds from the sale of common stock and warrants	-	3,300,000
Other financing fees	(48,125)	-
Net amounts paid on notes payable	(856,666)	(7,192)
Net amounts borrowed on line of credit	916,000	-
Payments on capital lease obligations	-	(5,164)
Net Cash Provided By Financing Activities	2,609,018	3,287,644

Net Increase (Decrease) In Cash And Cash Equivalents	(125,273)	233,159

Cash And Cash Equivalents - Beginning Of Period	844,939	270,155
Cash And Cash Equivalents - End of Period	$719,666	$503,314